Exhibit 99.1
Section 2: EX-99.1

LIVE OAK BANCSHARES, INC. REPORTS EPS GROWTH OF 59% IN 2015
2015 Loan Originations Rose 37% to $1.16 Billion
Wilmington, NC, January 27, 2016 – Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported fourth quarter net earnings available to common shareholders of $5.7 million, or $0.16 per diluted share, compared to $2.4 million, or $0.08 per diluted share, for the fourth quarter of 2014 and $2.9 million, or $0.09 per diluted share, for the third quarter of 2015.
“Live Oak's strong core performance was driven by higher levels of net interest income combined with increased revenues from the sale and servicing of loans. A key driver of our success is evidenced by $330.8 million in small business loan originations in the fourth quarter, bringing our 2015 total originations to $1.16 billion.  Our diluted EPS of $0.16 per share for the fourth quarter was stronger than the prior quarter and illustrated the quarter to quarter volatility that can be present in our revenue streams.  Our consistent credit quality, strong capital position, growing net interest margin and noninterest income combined with our small business centric technology platform have poised us well for the future,” said James S. Mahan, Chief Executive Officer of Live Oak.
Year over Year Highlights

(Dollars in millions, except per share data)			Increase
	2015	2014	Dollars	Percent
Net income	$20.6	$10.0	$10.6	106%
Basic EPS	0.66	0.42	0.24	57
Diluted EPS	0.65	0.41	0.24	59
Loan production	1,158.6	848.1	310.5	37
Loan sales	640.9	433.9	207	48
Net gains on sales of loans	67.4	50.0	17.4	35
Net interest income	25.6	14.7	10.9	74
Loan servicing revenue	16.1	12.8	3.3	26
Fourth Quarter 2015 Highlights

•	Loan production increased to $330.8 million during Q4 2015 compared to $262.5 million in Q4 2014 and $303.0 million in Q3 2015.

•	Guaranteed loans sold in the secondary market rose to $219.3 million during Q4 2015 compared to $125.8 million in Q4 2014 and $147.4 million during Q3 2015.

•	Net gains on loan sales grew to $20.8 million in Q4 2015 from $14.5 million in Q4 2014 and $15.4 million in Q3 2015.

•	Combined net interest and servicing revenues increased to $12.9 million in Q4 2015 from $7.7 million in Q4 2014 and $10.8 million in Q3 2015.

•	Nonperforming loans (unguaranteed) declined to $2.0 million in Q4 2015 versus $2.6 million in Q3 2015.

Net Interest Income
Net interest income for the fourth quarter increased to $8.5 million compared to $6.6 million for the third quarter of 2015 and $4.3 million for the fourth quarter of 2014. The increase was driven by ongoing growth in both the held for sale and held for investment loan portfolios attributable to steadily rising loan originations and longer retention periods for certain loan types. Net interest income also benefited from a higher net interest margin which reached 3.66% in the fourth quarter compared to 3.11% in the third quarter and 2.92% in the fourth quarter of 2014. The improvement in the margin also reflected reduced levels of long term borrowings that were paid off during the last quarter of 2015.
Noninterest Income
Noninterest income for the fourth quarter of 2015 reached $24.4 million, compared to $17.8 million for the third quarter of 2015 and $16.2 million for the fourth quarter of 2014. The growth over the third quarter was principally due to an increase of $5.4 million in the net gains on sales of loans to $20.8 million. The higher level of gains realized occurred due to increased levels of loans reaching a fully funded state and thus eligible for sale during the quarter. Guaranteed loan sales in the fourth quarter rose sharply to $219.3 million versus $147.4 million in the prior quarter. The remaining quarterly increase in total noninterest income was primarily driven by increased loan servicing revenue of $187 thousand, a lower revaluation adjustment on the servicing asset of $655 thousand and $401 thousand in increased fees earned for monitoring higher levels of multi-advance loans.
Compared to the fourth quarter of 2014, the $8.1 million increase in total noninterest income was attributable to higher net gains on sales of loans of $6.3 million, increased loan servicing revenue of $916 thousand and lower servicing asset valuation adjustments of $385 thousand.
Noninterest Expense
Noninterest expense for the fourth quarter of 2015 was $22.1 million compared to $18.1 million for the third quarter of 2015 and $15.2 million for the fourth quarter of 2014. Salaries and employee benefits increased to $12.7 million from $9.9 million for the prior quarter and from $7.3 million for the fourth quarter of 2014, as a result of increased staffing to support loan demand and new initiatives of the Company. Occupancy expense increased $852 thousand over the prior quarter and $1.1 million compared to the fourth quarter of 2014 to support the Company’s growth and included an expansion of the Company’s headquarters facilities. The remaining noninterest expense increase occurred in various other categories and included fees paid in the fourth quarter of 2015 for software applications as the Company continues to invest in further development of its online lending and deposit platforms.
Loans and Asset Quality
Net loans held for investment increased $19.2 million, or 7.6%, to $272.6 million at December 31, 2015, from $253.4 million at September 30, 2015. Loans held for sale also increased $36.7 million, or 8.3%, to $480.6 million at December 31, 2015. The increase in both portfolios is the result of the growth in loan origination activities. The increase in held for sale loans is also largely influenced by multi-advancing loans that are expected to be sold in the secondary market when fully funded.
Average loans were $779.5 million during the fourth quarter of 2015 compared to an average loan balance of $672.3 million during the third quarter of 2015.
Credit quality improved as the unguaranteed exposure of nonperforming loans declined to $2.0 million at December 31, 2015, from $2.6 million at September 30, 2015. Total nonperforming loans also declined to $12.4 million from $18.4 million at the end of the prior quarter.

Net charge-offs were $205 thousand in the fourth quarter of 2015, or 0.30% of average loans held for investment on an annualized basis, compared to $243 thousand, or 0.40%, in the third quarter of 2015. The provision for loan losses totaled $1.5 million during the third quarter of 2015.

Foreclosed assets increased $1.4 million to $2.7 million at December 31, 2015, from $1.3 million at September 30, 2015. Of this increase, $325 thousand was associated with foreclosed assets relating to portions of loans not guaranteed by the SBA.

Deposits
Total deposits increased $42.2 million, or 5.5%, to $804.8 million at December 31, 2015, compared to $762.6 million at September 30, 2015. Average total deposits for the fourth quarter of 2015 increased $47.1 million, or 6.4%, to $782.3 million, compared to $735.2 million for the third quarter of 2015. The ratio of average loans to average deposits was 99.6% for the fourth quarter of 2015, compared to 91.4% for the third quarter of 2015.
Long Term Borrowings
Long term borrowings decreased $13.7 million, or 32.6%, from $42.1 million at September 30, 2015 to $28.4 million at December 31, 2015. This decrease in long term borrowings was comprised of repayment of $6.8 million in debt to the Small Business Lending Fund program and an aggregate of $6.8 million in debt held by the Company's wholly owned subsidiary, Independence Aviation. In an effort to streamline operations, Independence Aviation was dissolved on December 31, 2015 with its net assets transferred to the Company and its wholly-owned subsidiary, Live Oak Banking Company.
Shareholders’ Equity
On July 23, 2015, the Company completed an initial public offering issuing 5,500,000 shares of voting common stock, no par value, at $17.00 per share for gross proceeds of $93.5 million. Net proceeds after underwriting discounts and estimated expenses were $87.2 million. As a result, the Company has continued to finance existing industry vertical growth, invest in strategic initiatives, support higher levels of loans remaining on the balance sheet, and curtail long term debt.
Total shareholders’ equity at December 31, 2015 totaled $199.5 million, an increase of $5.4 million compared to total shareholders’ equity at September 30, 2015. The common equity tier 1 capital ratio for the Company at December 31, 2015 was 23.2%.
Conference Call
Live Oak will host a conference call to discuss fourth quarter results at 9:00 a.m. ET tomorrow morning (January 28, 2016). Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 787-4170 (domestic) or (530) 379-4723 (international) with conference ID 28734828. A live webcast of the conference call will be available on the Investor Relations page of the Company’s website at http://investor.liveoakbank.com. After the conference call, a replay will be available until 5:00 p.m. ET February 26, 2016, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).
Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in our status as an SBA Preferred Lender; a reduction in or the termination of our ability to use the technology-based platform that is critical to the success of our business model, including a failure in or a breach of operational or security systems; competition from other lenders; our ability to attract and retain key personnel; market and economic conditions and the associated impact on us; operational, liquidity and credit risks associated with our business; the impact of heightened regulatory scrutiny of financial products and services and our ability to comply with regulatory requirements and expectations; and the other factors discussed in the Company’s registration statement on Form S-1 (File No. 333-205126), as amended, and most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (Nasdaq: LOB) is the parent company and registered bank holding company of Live Oak Banking Company, a national online platform for small business lending.

Contacts:
Brett Caines | CFO | Investor Relations | 910.796.1645 & Micah Davis | Marketing Director | Media Relations | 910.550.2255

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three months ended
	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Interest income
Loans and fees on loans	$10,474	$8,728	$7,408	$6,730	$5,871
Investment securities, taxable	224	211	200	176	163
Other interest earning assets	80	84	70	66	61
Total interest income	10,778	9,023	7,678	6,972	6,095
Interest expense
Deposits	2,105	1,997	1,801	1,476	1,330
Borrowings	203	395	444	441	510
Total interest expense	2,308	2,392	2,245	1,917	1,840
Net interest income	8,470	6,631	5,433	5,055	4,255
Provision for loan losses	1,467	1,212	50	1,077	1,382
Net interest income after provision for loan losses	7,003	5,419	5,383	3,978	2,873
Noninterest income
Loan servicing revenue and revaluation	2,408	1,566	1,772	4,106	1,107
Net gains on sales of loans	20,781	15,424	15,719	15,461	14,512
Equity in earnings (loss) of non-consolidated affiliates	—	—	—	(26)	158
Gain on sale of investment in non-consolidated affiliate	—	—	—	3,782	—
Gain (loss) on sale of securities available-for-sale	1	12	—	—	(74)
Other noninterest income	1,178	768	644	732	523
Total noninterest income	24,368	17,770	18,135	24,055	16,226
Noninterest expense
Salaries and employee benefits	12,700	9,949	9,319	8,355	7,337
Travel expense	1,465	2,200	2,238	1,476	1,513
Professional services expense	752	493	548	850	707
Advertising and marketing expense	1,156	1,051	1,118	1,008	1,033
Occupancy expense	1,555	703	736	481	408
Data processing expense	1,195	773	722	893	873
Equipment expense	646	642	388	443	467
Other expense	2,664	2,252	1,748	1,196	2,902
Total noninterest expense	22,133	18,063	16,817	14,702	15,240
Income before taxes	9,238	5,126	6,701	13,331	3,859
Income tax expense	3,523	2,228	2,766	5,278	1,411
Net income	5,715	2,898	3,935	8,053	2,448
Net loss attributable to noncontrolling interest	1	3	—	20	—
Net income attributable to Live Oak Bancshares, Inc.	$5,716	$2,901	$3,935	$8,073	$2,448
Earnings per share
Basic	$0.17	$0.09	$0.14	$0.28	$0.09
Diluted	$0.16	$0.09	$0.13	$0.27	$0.08
Weighted average shares outstanding
Basic	34,169,855	32,824,587	28,636,182	28,620,120	28,604,901
Diluted	35,079,486	33,917,282	29,498,399	29,361,841	29,336,277

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended
	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Assets
Cash and due from banks	$102,607	$129,881	$131,487	$47,564	$29,902
Certificates of deposit with other banks	10,250	10,000	10,000	10,000	10,000
Investment securities available-for-sale	53,762	51,628	50,719	50,777	49,318
Loans held for sale	480,619	443,871	356,481	305,079	295,180
Loans held for investment	279,969	259,552	237,612	220,444	203,936
Allowance for loan losses	(7,415)	(6,153)	(5,183)	(5,234)	(4,407)
Net loans	272,554	253,399	232,429	215,210	199,529
Premises and equipment, net	62,653	62,641	57,310	38,124	35,279
Foreclosed assets	2,666	1,258	747	747	1,084
Servicing assets	44,230	40,590	39,983	38,457	34,999
Investments in non-consolidated affiliates	—	—	—	—	6,345
Other assets	23,281	19,498	20,259	17,074	11,679
Total assets	$1,052,622	$1,012,766	$899,415	$723,032	$673,315
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$21,502	$20,420	$15,756	$4,506	$14,420
Interest-bearing	783,286	742,208	711,590	551,577	507,660
Total deposits	804,788	762,628	727,346	556,083	522,080
Short term borrowings	—	—	—	—	6,100
Long term borrowings	28,375	42,079	54,490	50,210	41,849
Other liabilities	19,971	13,963	14,198	16,571	11,472
Total liabilities	853,134	818,670	796,034	622,864	581,501
Shareholders’ equity
Non-cumulative perpetual preferred stock (Series A), no shares authorized, issued or outstanding at December 31, 2015, 6,800 shares authorized, issued and outstanding for other periods presented	—	—	—	—	—
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Class A common stock (voting)	137,492	136,852	49,122	48,799	48,657
Class B common stock (non-voting)	50,015	50,015	50,015	50,015	50,015
Retained earnings (accumulated deficit)	12,140	7,108	4,206	1,130	(6,943)
Accumulated other comprehensive (loss) income	(192)	87	1	209	85
Total shareholders’ equity attributed to Live Oak Bancshares, Inc.	199,455	194,062	103,344	100,153	91,814
Noncontrolling interest	33	34	37	15	—
Total equity	199,488	194,096	103,381	100,168	91,814
Total liabilities and shareholders’ equity	$1,052,622	$1,012,766	$899,415	$723,032	$673,315

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Income Statement Data
Net income attributable to Live Oak Bancshares, Inc.	$5,716	$2,901	$3,935	$8,073	$2,448
Per Common Share
Net income, basic	$0.17	$0.09	$0.14	$0.28	$0.09
Net income, diluted	0.16	0.09	0.13	0.27	0.08
Dividends declared	0.01	0.01	0.03	0.05	0.20
Book value	5.84	5.68	3.61	3.50	3.21
Tangible book value	5.84	5.68	3.60	3.50	3.20
Performance Ratios
Return on average assets	2.18%	1.19%	1.87%	4.20%	1.46%
Return on average equity	11.60	7.15	16.54	35.86	9.37
Net interest margin	3.66	3.11	2.94	2.97	2.92
Efficiency ratio	67.40	74.06	71.36	50.50	74.14
Noninterest income to total revenue	74.21	72.81	76.95	82.63	79.30
Selected Loan Metrics
Loans originated	$330,798	$302,962	$276,822	$248,058	$262,472
Guaranteed Loans Sold	219,328	147,377	137,134	137,047	125,757
Average net gain on sale of loans	94.75	104.66	114.63	112.82	115.40
Held for sale guaranteed loans (note amount) (2)	497,875	499,303	431,232	369,214	326,723
Quarterly increase (decrease) in note amount of held for sale guaranteed loans	(1,428)	68,071	62,018	42,491	90,116
Estimated net gain to be recognized on quarterly increase in guaranteed loans held for sale (1)	N/A	7,124	7,109	4,794	10,399
Asset Quality Ratios
Allowance for loan losses to loans held for investment	2.65%	2.37%	2.18%	2.37%	2.16%
Net charge-offs to average loans held for investment	0.30	0.40	0.17	0.47	1.15
Nonperforming loans	$12,367	$18,384	$19,662	$18,898	$18,692
Foreclosed assets	2,666	1,258	747	747	1,084
Nonperforming loans (unguaranteed exposure)	2,037	2,562	3,089	2,934	3,137
Foreclosed assets (unguaranteed exposure)	373	48	34	34	371
Nonperforming loans not guaranteed by the SBA and foreclosures	2,410	2,610	3,123	2,968	3,508
Nonperforming loans not guaranteed by the SBA and foreclosures to total assets	0.23%	0.26%	0.35%	0.41%	0.52%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	23.22%	24.40%	13.94%	15.90%	N/A
Total capital (to risk-weighted assets)	24.12	25.21	14.73	16.85	19.63
Tier 1 risk based capital (to risk-weighted assets)	23.22	24.40	13.94	15.90	17.41
Tier 1 leverage capital (to average assets)	18.36	19.07	10.96	11.38	13.38

Notes to Quarterly Selected Financial Data

(1) The estimated revenue from the sale of the quarterly increase in guaranteed loans is based on the average net gain on sale of loans for that quarter.
(2) Includes the entire note amount, including undisbursed funds for the multi-advance loans.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Total shareholders’ equity	$199,488	$194,096	$103,381	$100,168	$91,814
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	103	103	103	103
Tangible shareholders’ equity (a)	$199,488	$193,993	$103,278	$100,065	$91,711
Shares outstanding (c)	34,172,899	34,167,500	28,654,860	28,623,609	28,619,930
Total assets	$1,052,622	$1,012,766	$899,415	$723,032	$673,315
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	103	103	103	103
Tangible assets (b)	$1,052,622	$1,012,663	$899,312	$722,929	$673,212
Tangible shareholders’ equity to tangible assets (a/b)	18.95%	19.16%	11.48%	13.84%	13.62%
Tangible book value per share (a/c)	$5.84	$5.68	$3.60	$3.50	$3.20
Efficiency ratio:
Noninterest expense (d)	$22,133	$18,063	$16,817	$14,702	$15,240
Net interest income	8,470	6,631	5,433	5,055	4,255
Noninterest income	24,368	17,770	18,135	24,055	16,226
Less: gain (loss) on sale of securities	1	12	—	—	(74)
Adjusted operating revenue (e)	$32,837	$24,389	$23,568	$29,110	$20,555
Efficiency ratio (d/e)	67.40%	74.06%	71.36%	50.50%	74.14%
This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.